EX-35.2
(logo) WELLS FARGO

Corporate Trust Services
MAC N2702-011
9062 Old Annapolis Road
Columbia, MD 21045
410 884-2000
410 715-2380 Fax

Wells Fargo Bank, N.A.

Fieldstone Mortgage Investment Trust
c/o US Bank Trust NA
30 Delware Ave
Ste. 813
Wilmington, DE 19801

RE: Annual Statement as to Compliance

The undersigned, a duly authorized officer of Wells Fargo Bank, National Association ("Wells Fargo"), hereby certifies as follows for the calendar year 2007 or applicable portion thereof (the "Reporting Period"):

(a) a review of Wells Fargo's activities as Master Servicer and/or Trust Administrator under the servicing agreement(s) listed on Schedule A hereto (the "Servicing Agreement(s)") has been made under my supervision; and

(b) to the best of my knowledge, based on such review Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the Reporting Period.


March 1, 2008

/s/ Scott Runkles
Scott Runkles
Vice President


(page)


(logo) WELLS FARGO

Corporate Trust Services
MAC N2702-011
9062 Old Annapolis Road
Columbia, MD 21045
410 884-2000
410 715-2380 Fax

Wells Fargo Bank, N.A.

Schedule A

List of Servicing Agreement(s) and Series

1 Transfer and Servicing Agreement for FIELDSTONE 2006-3, Wells Fargo Bank, N.A.
  as Master Servicer and Trust Administrator, as applicable

2 Transfer and Servicing Agreement for FIELDSTONE 2006-1, Wells Fargo Bank, N.A.
  as Master Servicer and Trust Administrator, as applicable

3 Transfer and Servicing Agreement for Fieldstone Mortgage Investment Trust,
  Series 2007-1 Mortgage-Backed Notes, Wells Fargo Bank, N.A. as Trust Administrator